UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700 Irving, Texas (Address of Principal Executive Offices)		75062 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Nexstar Media Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on June 13, 2022. A total of 40,430,561 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, April 25, 2022, and a total of 37,050,178 shares were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on April 28, 2022 (the “2022 Proxy Statement”).

Proposal 1

The voting results of the proposal to elect four nominees to serve as Class I directors of the Company for three years were as follows:

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Bernadette S. Aulestia	32,134,907	2,911,547	9,411	1,994,313
Dennis J. FitzSimons	34,205,651	840,799	9,415	1,994,313
C. Thomas McMillen	27,859,652	6,555,757	640,456	1,994,313
Lisbeth McNabb	33,684,257	1,362,363	9,245	1,994,313

Proposal 2

The voting results of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 were as follows:

FOR	AGAINST	ABSTENTIONS
35,765,024	1,280,683	4,471

Proposal 3

The voting results of the proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers for the year ended December 31, 2021 as reported in the Company’s 2022 Proxy Statement, were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
26,173,391	8,809,024	73,450	1,994,313

Proposal 4

The voting results of the proposal to approve the amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate the Company's Class B Common Stock and Class C Common Stock classes, were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
35,001,860	25,810	28,195	1,994,313

Item 7.01 Regulation FD Disclosure.

On June 13, 2022, the Company announced that at its Meeting, shareholders voted in favor of all proposals recommended by the Board of Directors, including the amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the Company’s Class B Common Stock and Class C Common Stock classes. As of April 25, 2022 Nexstar had approximately 40.4 million shares of Class A common stock outstanding and no shares of Class B Common Stock or Class C Common Stock outstanding. Nexstar’s Class A common stock has been the only class of shares outstanding since 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Nexstar Media Group, Inc. dated June 13, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Lee Ann Gliha
Date: June 13, 2022	Name:	Lee Ann Gliha
	Title:	Chief Financial Officer
(Principal Financial Officer)